                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act
                                   of 1934

Filed by the Registrant/X/

Filed by a Party other than the Registrant/ /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DIGENE CORPORATION
- -------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
  (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    4) Date Filed:

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

                               DIGENE CORPORATION
                            9000 VIRGINIA MANOR ROAD
                           BELTSVILLE, MARYLAND 20705

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, OCTOBER 29, 1996

To the Stockholders of Digene Corporation:

     The 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Digene Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, October 29, 1996, at 10:00 a.m. (local time), at the offices of the Company located at 2301-B Broadbirch Drive, Silver Spring, Maryland 20904, for the following purposes:

     1. to elect one new director of the Company to serve for a three year term expiring at the Annual Meeting of Stockholders in 1999;

     2. to approve the Digene Corporation Directors' Stock Option Plan; and

     3. to transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on Friday, September 20, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at least ten days before the Annual Meeting, upon written request, for inspection during normal business hours by any stockholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's Beltsville, Maryland office.

     Stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy.

                                            Charles M. Fleischman,
                                            Secretary

September 24, 1996

                               DIGENE CORPORATION

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors (the "Board") of Digene Corporation (the "Company") in connection with its 1996 Annual Meeting of Stockholders to be held on Tuesday, October 29, 1996, at 10:00 a.m. (local time), at the offices of the Company located at 2301-B Broadbirch Drive, Silver Spring, Maryland 20904, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy are being mailed to stockholders on or after September 24, 1996.

                           PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, stockholders will be asked: (i) to elect one new director of the Company to serve for a three year term expiring at the Annual Meeting of Stockholders in 1999; (ii) to approve the Digene Corporation Directors' Stock Option Plan; and (iii) to transact such other business as may properly be brought before the Annual Meeting. The Board recommends a vote in favor of (i.e., "FOR") (a) the election of the one nominee for director of the Company listed below and (b) the approval of the Digene Corporation Directors' Stock Option Plan.

                            QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on Friday, September 20, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 11,306,684 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") (a) the election of the one nominee for director of the Company listed under Proposal 1 and (b) the approval of the Digene Corporation Directors' Stock Option Plan described under Proposal
2. With respect to all other matters, the persons named in the accompanying proxy will vote as stated therein. Any stockholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date.

     The nominee for director receiving the highest number of votes cast by stockholders entitled to vote thereon will be elected to serve on the Board. The Directors' Stock Option Plan will be approved if it receives the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Meeting. Votes withheld with respect to the election of the director will be counted for the purpose of determining whether a quorum is present at the Annual Meeting but will not be considered as votes cast and will have no effect on the result of the vote. Abstentions with respect to the approval of the Directors' Stock Option Plan will be counted for the purpose of determining whether a quorum is present at the Annual Meeting and as votes cast, and will have the effect of a no vote. Broker non-votes will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the result of the votes.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities.

                       PROPOSAL 1 -- ELECTION OF DIRECTOR

NOMINEE FOR ELECTION AS DIRECTOR

     The Board currently consists of four (4) members, none of whose term has expired: Evan Jones, Charles M. Fleischman, Joseph M. Migliara and John J. Whitehead. The Board proposes that the individual, listed below as a nominee, be elected as a Class III director of the Company to hold office until the 1999 annual meeting of stockholders and until his successor is duly elected and qualified. The nominee has consented to serve if elected to the Board. If the nominee is unable to serve as a director at the time of the Annual Meeting, an event which the Board does not anticipate, the persons named in the proxy will vote for such substitute nominee as may be designated by the Board unless the Board reduces the number of directors accordingly.

     Set forth below is information about the nominee and the other persons who are to continue as directors of the Company after the Annual Meeting. For information concerning the number of shares of Common Stock owned by each director and all directors and executive officers as a group as of September 20, 1996, see "Principal Stockholders."

           NAME              AGE           POSITION(S) WITH COMPANY           DIRECTOR SINCE
- --------------------------   ---    ---------------------------------------   --------------
Nominee to be elected for a term expiring in 1999:
Wayne T. Hockmeyer,          52     None                                             --
  Ph.D....................
Director continuing for a term expiring in 1999:
Evan Jones................   39     President, Chief Executive Officer and         1990
                                    Chairman of the Board
Directors continuing for terms expiring in 1998:
Charles M. Fleischman.....   38     Executive Vice President, Chief                1990
                                    Operating Officer, Chief Financial
                                    Officer and Director
Joseph M. Migliara........   52     Director                                       1992
Director continuing for a term expiring in 1997:
John J. Whitehead.........   51     Director                                       1992

     Dr. Hockmeyer founded MedImmune, Inc., a company that manufactures vaccines, and has been President, Chief Executive Officer and a director thereof since 1988 and Chairman since May 1993. Dr. Hockmeyer serves on the Advisory Board of the University of Maryland Biotechnology Institute and was a Board member of the Suburban Maryland/Montgomery County Technology Counsel from 1993 through 1996.

     Mr. Jones has served as President, Chief Executive Officer and a director since Armonk Partners acquired a controlling interest in the Company in July 1990, and has served as Chairman of the Board since September 1995. Mr. Jones is a step-brother of Mr. Whitehead.

     Mr. Fleischman has served as Executive Vice President and a director since July 1990, Chief Operating Officer since September 1995 and Chief Financial Officer since March 1996. Mr. Fleischman was named to the position of Executive Vice President after Armonk Partners acquired a controlling interest in the Company in July 1990.

     Mr. Migliara has served as a director of the Company since October 1992. For more than five years, he has been President of Migliara/Kaplan Associates ("Migliara/Kaplan"), a marketing research firm that conducts primary research in the biomedical, diagnostics and pharmaceutical markets.

     Mr. Whitehead has served as a director of the Company since February 1992. Since 1993, Mr. Whitehead has been a partner of Whitehead Partners, a private investment company. Prior to 1993, Mr. Whitehead was the Chief Executive Officer of TDS Healthcare Systems Corporation, a hospital information systems company. Mr. Whitehead is a step-brother of Mr. Jones.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     In accordance with the Company's Certificate of Incorporation, the Board is divided into three classes, denominated Class I, Class II and Class III, with members of each Class holding office for staggered three-year terms. Mr. Whitehead is a Class I director whose term expires at the 1997 annual meeting of stockholders, Messrs. Fleischman and Migliara are Class II directors whose terms expire at the 1998 annual meeting of stockholders, and Mr. Jones is a Class III director whose term expires at the 1999 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). At each annual meeting of stockholders commencing with the 1997 annual meeting, the successors to the directors whose terms expire are to be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until their respective successors have been duly elected and qualified.

     The Board held five meetings during the last fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he was a member held during the year. The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not have a nominating committee. The Audit Committee, consisting of Messrs. Migliara and Whitehead, met twice during the last fiscal year. The Audit Committee was established in March 1996 and reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. The Compensation Committee, consisting of Messrs. Migliara and Whitehead, met twice during the last fiscal year. The Compensation Committee, which was formed in March 1996, establishes compensation policy and determines the salaries, bonuses and other compensation of the officers of the Company. The Compensation Committee also administers the Company's various stock option plans. The Digene Corporation Directors' Stock Option Plan, however, which is described in Proposal 2 herein, will be administered by the Board.

     Mr. Migliara serves on the Board of the Company pursuant to an agreement with the Company. The Company has entered into an agreement with Armonk Partners and International Murex Technologies Corporation (together with its affiliates, "Murex") concerning the composition of the Board. Messrs. Jones, Fleischman and Whitehead serve on the Board as the nominees of Armonk Partners under the agreement. Murex has not designated a nominee under the agreement. See "Certain Transactions."

DIRECTOR COMPENSATION

     Directors are reimbursed for expenses incurred in connection with performing their respective duties as directors of the Company. Prior to September 6, 1996, directors received no compensation for serving on the Board. Effective September 6, 1996, non-employee directors will receive an annual retainer of $10,000 plus $2,500 for each of the first six scheduled Board meetings attended and $2,000 for each additional Board meeting attended in each fiscal year. In the event that there are fewer than six scheduled meetings of the Board in any fiscal year, the minimum annual Board meeting fee shall be $15,000 less $2,500 per Board meeting scheduled but not attended. Directors are not compensated for committee meetings. Additionally, each year, immediately following the Company's Annual Meeting of Stockholders each non-employee director who will continue to serve as a director after the annual meeting, will automatically be granted options to purchase 5,000 shares of Common Stock under the Digene Corporation Omnibus Plan. The Board has also adopted and is proposing in "Proposal 2 -- Approval of Digene Corporation Directors' Stock Option Plan" that the stockholders approve an additional stock option plan for directors. Subject to approval of this plan at the Annual Meeting and if Dr. Hockmeyer is elected as a director at the Annual Meeting, he will receive an option to purchase 20,000 shares of the Company's Common Stock on the date of the Annual Meeting (the "Grant Date") and at an exercise price equal to the fair market value of the Company's Common Stock on the Grant Date. See "Proposal 2 -- Approval of Digene Corporation Directors' Stock Option Plan" and "Executive Compensation and Other Information -- Stock Option Plans."

                  PROPOSAL 2 -- APPROVAL OF DIGENE CORPORATION
                          DIRECTORS' STOCK OPTION PLAN

     At the Annual Meeting, a proposal will be presented for the stockholders to approve the Digene Corporation Directors' Stock Option Plan (the "Director Plan"), under which options to purchase up to 500,000 shares of Common Stock of the Company may be granted to directors. Options granted under the Director Plan will be in addition to the options to purchase 5,000 shares of Common Stock of the Company automatically granted to each non-employee director immediately following each annual meeting of stockholders. See "Proposal 1 -- Election of Director -- Director Compensation." The purpose of the Director Plan is to enable the Company to attract and retain highly qualified directors and secure for the Company and its stockholders the benefit of the incentive inherent in common stock ownership by the directors of the Company and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success. The Director Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

     The Board adopted the Director Plan on September 6, 1996, and directed that the Director Plan be submitted to the stockholders for approval.

     The Board recommends that you vote FOR the approval of the Director Plan.

PRINCIPAL FEATURES OF THE PLAN

  Administration

     The Director Plan will be interpreted, construed and administered by the Board. The Board, subject to the provisions of the Director Plan, has the authority to (i) prescribe the form of option agreement, (ii) adopt, amend and rescind such rules and regulations as it deems advisable, and (iii) make all other determinations necessary or advisable for the administration of the Director Plan. Any decision, interpretation or other action of the Board will be conclusive and binding upon all persons in interest.

  Eligible Participants

     All members of the Board of the Company are eligible to be granted options under the Director Plan.

  Number of Shares Subject to the Director Plan

     Up to 500,000 shares of Common Stock may be issued under the Director Plan. Such shares may be either authorized and unissued shares or issued shares that have been reacquired by the Company. In no event shall any director receive in any calendar year options under the Director Plan involving more than 50,000 shares of Common Stock, subject to adjustment as described in the next sentence. The aggregate number of shares of Common Stock issuable under the Director Plan and the number of shares subject to grants made under the Director Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock. If any option granted under the Director Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Director Plan.

  Granting of Options Under the Director Plan

     If Wayne T. Hockmeyer, Ph.D. is elected a director at the Annual Meeting and if the Director Plan is approved by the stockholders at the Annual Meeting, Dr. Hockmeyer will receive an option to purchase 20,000 shares of Common Stock pursuant to the Director Plan. The option will be exercisable as to

12,000 shares in 1999, 4,000 shares in 2000 and 4,000 shares in 2001 and will expire in 2006. The exercise price will be equal to the fair market value of the Company's Common Stock on the date of grant.

     On September 3, 1996, the average of the high and low sales price of a share of the Company's Common Stock as reported on the Nasdaq National Market was $5 1/8.

  Stock Options

     Under the Director Plan, the Board has the authority to grant options to eligible directors of the Company with such terms as the Board may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the term of each option, any vesting requirements and any conditions on the exercisability of all or part of an option. The exercise price of each option granted under the Director Plan shall be determined by the Board, but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The term of each option will be designated by the Board, but may not be longer than ten years from the date of grant. The price due upon exercise of any option may be paid to the Company in full in cash or in shares of Common Stock owned by the optionee, in options granted to the optionee under the Director Plan which are then exercisable or in options granted to the optionee under any of the Company's other stock option plans which are then exercisable, or in a combination of cash, Common Stock and options.

     If a participant ceases to be a member of the Board and the Board does not determine that the participant was removed from the Board for conduct that in the judgment of the Board involves dishonesty or action by the participant that is detrimental to the best interest of the Company, the participant may at any time within three months after ceasing to be a member of the Board exercise his or her option but only to the extent the option was exercisable by him or her on the date he or she ceased to be a member of the Board. If the participant ceases to be a member of the Board on account of total and permanent disability, then the participant may at any time within one year after ceasing to be a member of the Board exercise his or her option but only to the extent that the option was exercisable on the date he or she ceased to be a member of the Board. If the participant dies while a member of the Board, or within the three or twelve month period after ceasing to be a member of the Board as described in the preceding two sentences, then his or her option may be exercised at any time within twelve months following his or her death by the person or persons to whom his or her rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that such option was exercisable by him or her on the date he or she ceased to be a member of the Board. The Board may, in its discretion, provide in any option agreement or determine at any time after the date of grant that the exercisability of an option will be accelerated, in whole or in part, in the event of a participant's retirement, death or disability. The Board may, in its discretion, extend the post-termination exercise periods applicable to an option, but not beyond the expiration date of the option.

FEDERAL TAX CONSEQUENCES

     The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

     Under present Treasury regulations, a director who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company will receive a corresponding deduction. The director's basis in the shares so acquired will be equal to the exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the director will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to all compensation awarded to, earned by or paid for services rendered to the Company by (i) the Company's Chief Executive Officer and (ii) each of the other executive officers of the Company who received compensation in excess of $100,000 in the fiscal year ended June 30, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL COMPENSATION
                                                                     -----------------------------
                                                                     FISCAL
                   NAME AND PRINCIPAL POSITION                        YEAR      SALARY      BONUS
- ------------------------------------------------------------------   ------    --------    -------
Evan Jones........................................................    1996     $167,824    $35,498
  President and Chief Executive Officer
Charles M. Fleischman.............................................    1996      168,534     35,675
  Executive Vice President, Chief Operating Officer and Chief
  Financial Officer
Attila D. Lorincz, Ph.D...........................................    1996      151,583         --
  Vice President, Research and Development, and Scientific
  Director

STOCK OPTION INFORMATION

     The following table sets forth, for each of the Named Executive Officers, certain information concerning the grant of options in fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                  ------------------------------------------------------       VALUE AT ASSUMED
                                                   % OF                                        ANNUAL RATES OF
                                  NUMBER OF       TOTAL                                          STOCK PRICE
                                  SECURITIES     OPTIONS                                         APPRECIATION
                                  UNDERLYING    GRANTED TO     EXERCISE OR                    FOR OPTION TERM(3)
                                   OPTIONS     EMPLOYEES IN    BASE PRICE     EXPIRATION    ----------------------
             NAME                  GRANTED     FISCAL YEAR       ($/SH)          DATE        5%($)        10%($)
- -------------------------------   ---------    ------------    -----------    ----------    --------    ----------
Evan Jones.....................     16,200(1)       1.6%         $10.285       3/26/2001    $ 80,112    $  226,257
                                   269,514(2)      27.3             9.35       3/26/2006     696,217     1,538,458
Charles M. Fleischman..........     16,200(1)       1.6           10.285       3/26/2001      80,112       226,257
                                   269,514(2)      27.3             9.35       3/26/2006     696,217     1,538,458
Attila D. Lorincz, Ph.D. ......     17,825(1)       1.8             9.35       3/26/2006     104,814       265,619
                                    71,460(2)       7.2             9.35       3/26/2006     420,197     1,064,861

- ---------------
(1) Incentive Stock Options

(2) Non-Qualified Stock Options

(3) These values have been calculated on the basis of $9.35 per share, which was deemed by the Board to represent market value of the shares at the date of grant, as the Company was not publicly traded at the time of grant.

     None of the Named Executive Officers exercised any options in fiscal 1996. The following table sets forth, for each of the Named Executive Officers, certain information concerning the value of unexercised options at June 30, 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR END       IN-THE-MONEY OPTIONS(1)
                                                 ----------------------------    ----------------------------
                     NAME                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ----------------------------------------------   -----------    -------------    -----------    -------------
Evan Jones....................................     367,765         331,953       $ 2,736,610      $ 286,981
Charles M. Fleischman.........................     367,765         331,953         2,736,610        286,981
Attila D. Lorincz, Ph.D. .....................     138,041         129,707           981,996        248,508

- ---------------
(1) These values represent the difference between the closing price per share on the Nasdaq National Market on June 28, 1996 ($8.00) and the exercise price of the option.

STOCK OPTION PLANS

     In March 1996, the Company adopted the Digene Corporation Omnibus Plan (the "Omnibus Plan"). Pursuant to the Omnibus Plan, officers and other employees of the Company may receive (i) options to purchase Common Stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options that do not so qualify, (ii) restricted stock, (iii) unrestricted stock or (iv) stock appreciation rights. The Omnibus Plan is administered by the Compensation Committee, which has the discretion to determine the number and purchase price of shares subject to each award, and other applicable terms and conditions, including a grant's vesting schedule. The term of an option may not be more than ten years from the grant date, or five years from the grant date in the case of an incentive stock option granted to a 10% stockholder. Options granted under the Omnibus Plan generally terminate three months after an optionee ceases to be employed by the Company (twelve months in the case of death or disability), unless otherwise provided in the related option agreement or extended by the Compensation Committee. A total of 1,700,000 shares have been reserved for issuance under the Omnibus Plan. On March 27, 1996, the Compensation Committee granted incentive stock options to purchase an aggregate of 248,627 shares of Common Stock and non-qualified stock options to purchase 103,858 shares of Common Stock to various employees under the Omnibus Plan, in each case at an exercise price of $9.35 per share. Additionally, on March 27, 1996, Messrs. Jones and Fleischman were each granted non-qualified options to purchase 269,514 shares of Common Stock at an exercise price of $9.35 per share and incentive stock options to purchase 16,200 shares of Common Stock at an exercise price of $10.285 per share under the Omnibus Plan. On March 27, 1996, Dr. Lorincz was also granted non-qualified options to purchase 71,460 shares of Common Stock and incentive stock options to purchase 17,825 shares of Common Stock, all at an exercise price of $9.35 per share under the Omnibus Plan. Options granted in March 1996 are scheduled to vest as to 60%, 20% and 20% of the underlying shares in February 1999, 2000 and 2001, respectively. Such options will expire ten years from the grant date, except for options granted to Messrs. Jones and Fleischman, which will expire five years from the grant date. An additional 776,087 shares were available for issuance under the Omnibus Plan at June 30, 1996.

     The Omnibus Plan also provides that each year, immediately following the Company's annual meeting of stockholders, each non-employee director who will continue to serve as a director after the meeting will automatically be granted options to purchase 5,000 shares of Common Stock. The exercise price of such options will be equal to the fair market value of a share of Common Stock on the grant date. All of such options will be immediately exercisable and will expire ten years from the grant date.

     Under prior stock option plans, the Company was authorized to grant both incentive stock options and non-qualified stock options to key employees, directors or consultants of the Company. At June 30, 1996, the Company had outstanding under such plans and other prior grants, options to purchase an aggregate of 2,660,582 shares. The Board has determined not to grant additional options under any such plans. For a description of a proposed new option plan to compensate directors of the Company, see "Proposal 2 -- Approval of Digene Corporation Directors' Stock Option Plan."

  Employment Contracts

     The Company has entered into employment agreements with each of Messrs. Jones and Fleischman, which have substantially identical provisions (each individual an "Executive" and collectively, "Executives"). Pursuant to the agreements, Messrs. Jones and Fleischman are each entitled to receive minimum base salaries of $170,500 per year, plus annual bonuses equal to 25% of base salary. The agreements require the Executives to devote their full time, attention and energies to the Company's business. The agreements contain restrictive covenants pursuant to which the Executives have agreed not to compete with the Company for a period of one year following termination of employment. The agreements also prohibit disclosure of the Company's trade secrets. There can be no assurance that any of these provisions, if violated, would be enforceable by the Company. The agreements provide that, if an Executive is terminated without "justifiable cause" (as defined), then such Executive will be entitled to receive (i) the amount of the base salary for a period of twelve months following termination as otherwise would be due if such Executive was employed by the Company, which shall be immediately due and payable upon termination; (ii) bonus accrued to the date of termination and
(iii) all other benefits accrued on or prior to the expiration date of the agreement. In addition, any outstanding stock, incentive stock options or equivalents will be accelerated and vested immediately upon termination. Messrs. Jones' and Fleischman's employment agreements will expire on December 31, 1999.

     The Company has entered into a similar employment agreement with Dr. Lorincz, pursuant to which Dr. Lorincz is entitled to receive a minimum base salary of $115,000 per year. The agreement provides that, if Dr. Lorincz is terminated without "justifiable cause" (as defined), then he will be entitled to receive (i) the amount of the base salary remaining due and payable from the date of termination for a period of twelve months, payable as it otherwise would be due if he were employed by the Company, such payments to cease if he accepts employment at another company or ceases to work cooperatively with the Company; and (ii) all of the compensation accruing on or prior to the expiration date of the agreement. In addition, any outstanding stock, incentive stock options or equivalents that would have vested in the ordinary course of events until termination, plus an additional three months after the date of termination, will be accelerated and vested immediately upon termination. Dr. Lorincz's employment agreement will expire on December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Whitehead and Migliara. The Compensation Committee determines the salaries, bonuses and other compensation of the officers of the Company and administers the Company's various stock option plans. Neither Messrs. Whitehead nor Migliara was an officer or employee of the Company during fiscal 1996 or any prior year. Mr. Migliara is President of Migliara/ Kaplan, a consultant of the Company, and was appointed to serve on the Board pursuant to an agreement between Migliara/Kaplan and the Company. Prior to March 1996, the Board was responsible for issues concerning compensation. See "Certain Transactions" for a further discussion of the relationship between the Company and Migliara/Kaplan.

                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     Prior to the formation of the Compensation Committee (the "Committee") in March 1996, responsibility for matters related to compensation resided with the Board. The Board established compensation policy, approved salaries, bonuses and other compensation for the officers and administered the Company's various stock option plans. Since March 1996, the Committee, consisting of Messrs. Whitehead and Migliara, has been responsible for these functions.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation policy is designed to enable the Company to attract, motivate and retain highly qualified executive officers. The key components of the Company's compensation program are base salary, annual incentive bonus awards and equity participation in the form of stock options. Since prior to its initial public offering in May 1996 the Company was generally undercapitalized and endeavoring to conserve cash, the goal of the Board and the Committee was to pay executive officers the minimum cash compensation as it felt was necessary to attract and retain them and to retain and motivate them through stock options. In arriving at specific levels of compensation for executive officers, the Board and the Committee have relied on the recommendations of management and their own experience and knowledge of compensation paid by other companies in the biotechnology industry and/or in the same geographic area as the Company. The Board also sought to ensure that an appropriate relationship existed between executive pay and corporate performance. Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical, dental and life insurance and 401(k) plans. In 1996, the Company entered into long-term employment agreements with certain of the executive officers to provide them with the employment security and severance deemed necessary by the Committee to retain them.

CASH

     Annual Cash Compensation. Subject to the above policy and to the requirements of applicable employment agreements, compensation for each of the executive officers for fiscal 1996 was based on the executive's duties and responsibilities, the performance of the Company, both financial and otherwise, and the success of the executive in developing and executing the Company's research and development, manufacturing, sales and marketing, financing and strategic plans. All of the executive officers (except for the one who commenced employment during fiscal 1996) received base salary increases of 10% on October 16, 1995. Cash bonuses, equal to 25% of salary received during the period September 1, 1995 through June 30, 1996, were also earned by each of Messrs. Jones and Fleischman pursuant to the terms of their employment agreements.

     Stock Options. Equity participation is a key component of the Company's executive compensation program. Stock options are granted to executive officers primarily based on the officer's contribution to the Company's development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of the Company's stockholders. Stock options provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Common Stock over a number of years.

     Section 162(m) of the Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other executive officers unless certain conditions are met. The Company's Chief Executive Officer and the other executive officers have not received annual compensation over $1 million, and the Company has not yet determined what measures, if any, it should take to comply with Section 162.

CHIEF EXECUTIVE OFFICER COMPENSATION

     At the beginning of fiscal 1996, Mr. Jones was receiving an annual base salary of $155,000. On October 16, 1995, he received a 10% increase, raising his annual base salary to $170,500. In May 1996, the Company and Mr. Jones executed an employment agreement, with a term beginning on May 1, 1996 and ending on December 31, 1999. Pursuant to this agreement, Mr. Jones is to receive, effective as of May 1, 1996, a minimum annual base salary of $170,500, a bonus on September 1 of each year equal to 25% of the salary he received during the previous twelve months, and severance payments in the event of termination of his employment. In addition to the compensation granted to Mr. Jones pursuant to his employment agreement, he was granted non-qualified options to purchase 269,514 shares of Common Stock and incentive stock options to purchase 16,200 shares of Common Stock. In deciding upon a 10% increase in Mr. Jones' salary, the approval of a long term agreement (including the 25% bonus) and the grant of options to purchase an aggregate of 285,714 shares, initially the Board, and then the Committee, focused on the importance of Mr. Jones to the continued growth and development of the Company, his expertise in the industry, his demonstrated management skills and ability to implement the Company's strategic plans, his role in the Company's initial public offering, and the Company's achievement of other milestones.

FUTURE EXECUTIVE OFFICER COMPENSATION

     The Committee intends to engage the services of a compensation consultant to assist the Committee in determining compensation policy and in establishing a compensation program which will be responsive to the Company's future needs.

                                            BOARD OF DIRECTORS

                                            Evan Jones
                                            Charles M. Fleischman
                                            Joseph M. Migliara
                                            John J. Whitehead

                                            COMPENSATION COMMITTEE

                                            Joseph M. Migliara
                                            John J. Whitehead

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 20, 1996 by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and Named Executive Officer, and
(iii) all executive officers and directors of the Company as a group.

                                                                     NUMBER OF SHARES       PERCENTAGE
                  NAME OF BENEFICIAL OWNER(1)                      BENEFICIALLY OWNED(2)    OWNERSHIP
- ----------------------------------------------------------------   ---------------------    ---------
Armonk Partners(3)..............................................         4,987,115             44.1%
Murex Diagnostics Corporation(4)................................           736,546              6.5
Evan Jones(5)...................................................         5,401,221             46.2
Charles M. Fleischman(6)........................................         5,394,636             46.2
Attila D. Lorincz, Ph.D.(7).....................................           168,551              1.5
John J. Whitehead(8)............................................            17,849                *
Joseph M. Migliara(9)...........................................           178,499              1.6
All executive officers and directors as a group (7
  persons)(10)..................................................         6,201,009             49.8

- ---------------
  *  Less than one percent.

 (1) Wayne T. Hockmeyer, Ph.D., the nominee proposed by the Board to be elected as a director at the Annual Meeting, as described in Proposal 1 hereof, does not currently own any shares of the Company's Common Stock. If elected, he will receive options to purchase an aggregate of 25,000 shares of Common Stock. See "Proposal 1 -- Election of Director -- Director Compensation" and "Proposal 2 -- Approval of Digene Corporation Directors' Stock Option Plan."

 (2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed outstanding for computing the percentage beneficially owned by such holder but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.

 (3) The general partners of Armonk Partners are Messrs. Jones and Fleischman. The address for Armonk Partners is 9000 Virginia Manor Road, Beltsville, Maryland 20705.

 (4) The address for Murex Diagnostics Corporation is 2nd Floor, Trident House, Bridgetown, St. Michael, Barbados. Murex Diagnostics Corporation is an affiliate of International Murex Technologies Corporation. See "Certain Transactions."

 (5) Includes (i) 4,987,115 shares owned by Armonk Partners, as to which Mr. Jones shares voting and investment power as a general partner, (ii) 14,676 shares owned by Mr. Jones' wife, as to which shares Mr. Jones disclaims beneficial ownership, and (iii) 382,758 shares issuable upon exercise of stock options. The address for Mr. Jones is 9000 Virginia Manor Road, Beltsville, Maryland 20705.

 (6) Includes (i) 4,987,115 shares owned by Armonk Partners, as to which Mr. Fleischman shares voting and investment power as a general partner, (ii) 16,672 shares held in trust for the benefit of Mr. Fleischman's minor children, as to which Mr. Fleischman disclaims beneficial ownership, and
     (iii) 382,758 shares issuable upon exercise of stock options. The address for Mr. Fleischman is 9000 Virginia Manor Road, Beltsville, Maryland 20705.

 (7) Includes (i) 16,672 shares owned jointly with Dr. Lorincz's wife, pursuant to which Dr. Lorincz shares voting and investment power, and (ii) 151,126 shares issuable upon exercise of stock options.

 (8) Represents 17,849 shares issuable upon exercise of stock options. Mr. Whitehead is a limited partner in Armonk Partners and he does not have voting or investment power with respect to the shares held by Armonk Partners.

 (9) Represents 178,499 shares issuable upon exercise of stock options held by Valley Partners. See "Certain Transactions."

(10) See Notes (5) through (9).

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on the Common Stock since May 22, 1996, the date the Company's shares began trading on the Nasdaq National Market, with the cumulative total return on the American Stock Exchange Biotechnology Index and a Peer Group(1) over the same period. The comparison assumes $100 was invested on May 22, 1996 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to June 28, 1996. The Company has not paid cash dividends on the Common Stock. Historic stock prices are not indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                     AMONG DIGENE, AMERICAN STOCK EXCHANGE
                       BIOTECHNOLOGY INDEX AND PEER GROUP

                                                                  BIOTECHNOL-
      MEASUREMENT PERIOD                                          OGY COMPANY
    (FISCAL YEAR COVERED)         PEER GROUP        DIGENE           INDEX
5/22/96                                100.000         100.000         100.000
6/28/96                                 84.608          68.817          90.110

- ---------------
(1) The Peer Group consists of companies that provide products and/or services that are related to those of the Company. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Cytyc Corp., Igen, Inc., Matritech, Inc., Neopath, Inc., Neuromedical Systems, Inc. and Oncor, Inc.

     This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and is not to be deemed to be soliciting material.

                              CERTAIN TRANSACTIONS

     In addition to transaction described in "Compensation Committee Interlocks and Insider Participation," the Company is party to the following transactions with its executive officers, directors and principal stockholders.

     In February 1996, the Company and Murex entered into a Distribution Agreement granting Murex the exclusive right to distribute certain of the Company's products, including its Hybrid Capture human papillomavirus DNA test, in most of Europe, Africa and certain countries in the Middle East. Pursuant to the agreement, Murex has agreed to use its best efforts to distribute and support the products, to maintain a qualified sales force, to provide technical support for the products, to comply with the Company's packaging and delivery requirements, and to assist the Company in protecting its proprietary rights in the products. The Company is required to use reasonable efforts to deliver products ordered by Murex, to provide current promotional materials and to assist Murex in making sales presentations. The agreement has a five-year term, subject to automatic renewal for successive one-year terms. One year after the effective date of the agreement, however, the Company will have the right to terminate the agreement with respect to particular countries, subject to Murex's right to continue to distribute products within any such country on a co-exclusive basis during a "wind-down" period of up to two years.

     In May 1994, the Company sold 333,333 shares of Redeemable Convertible Preferred Stock to Murex for an aggregate purchase price of $999,999. Murex also received warrants to purchase up to 297,500 shares of Common Stock at an exercise price per share escalating from $4.20 on June 1, 1994 to $6.65 on February 1, 1996. The sale was subject to the execution of a Stock Purchase Agreement and a 1994 Development and License Agreement between the Company and Murex. Under the terms of the 1994 Stock Purchase Agreement, Murex placed $2,000,000 in escrow to purchase 666,667 additional shares of Redeemable Convertible Preferred Stock, with net proceeds to be used, generally, for mutually approved research and development projects under the 1994 Development and License Agreement. During fiscal 1995 and 1996, $1,215,000 and $785,000 was released from escrow to fund the purchase by Murex of 405,000 and 261,667 shares, respectively, of Redeemable Convertible Preferred Stock. No amounts remain in escrow. The 1,000,000 shares of Redeemable Convertible Preferred Stock held by Murex were automatically converted into 714,000 shares of Common Stock upon consummation of the Company's initial public offering on May 29, 1996 (the "IPO"). On April 15, 1996, Murex exercised warrants to purchase 22,547 shares of Common Stock for an aggregate purchase price of $150,000. The remainder of Murex's warrants expired on such date.

     Under the 1994 Development and License Agreement, Murex agreed to fund the Company's DNA probe product development efforts for particular applications on a cost-reimbursement basis, generally through May 2004. The Company and Murex will hold co-exclusive distribution licenses to market any products developed pursuant to the agreement. The Company is required to supply, and Murex is required to purchase from the Company, all of Murex's requirements for any products developed under the agreement. To date, no products have been developed under the 1994 Development and Licensing Agreement.

     In May 1994, in conjunction with Murex's purchase of the Redeemable Convertible Preferred Stock, the Company, Murex and Armonk Partners entered into a stockholders agreement (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, so long as Murex owns at least 5% of the issued and outstanding capital stock of the Company, subject to certain exceptions, upon the completion of an initial public offering, the Company agrees to nominate, and Armonk agrees to exercise its vote in favor of, the minimum number of Murex's designees necessary to give Murex a proportionate representation on the Board equal to its proportionate ownership of capital stock. Likewise, the Company agrees to nominate, and Murex agrees to exercise its vote in favor of, the minimum number of Armonk's designees necessary to give Armonk a proportionate representation on the Board equal to its proportionate ownership of capital stock. Murex has not designated a nominee under the agreement. See "Proposal 1 -- Committees and Meetings of the Board of Directors." The Stockholders Agreement terminates on the first anniversary of the effectiveness of the IPO.

     In April 1993, the Company and Murex entered into a Development and License Agreement pursuant to which Murex agreed to fund the Company's DNA probe product development programs for certain applications through April 2003, subject to extension. The Company and Murex hold co-exclusive distribution licenses to market any products developed under the agreement. Murex is required to provide certain minimum amounts of development funding for the Company over the first five years of the agreement in order to maintain exclusive rights to fund the development of specified projects. The Company is required to supply, and Murex is required to purchase from the Company, all of Murex's requirements for products developed pursuant to the agreement. To date, the Company's Hybrid Capture cytomegalovirus DNA test is the only product that has been developed under the agreement.

     In May 1992, the Company and Murex entered into a Distribution Agreement, whereby the Company granted to Murex the exclusive right to distribute the Company's Hepatitus B virus ("HBV") DNA assays in specified countries in the European Community and the co-exclusive right (meaning that the Company may also distribute its products) to distribute the Company's HBV DNA test (for the detection of the hepatitis B virus) in Africa. The agreement was amended in May 1993 to expand Murex's exclusive distribution right to also include certain countries in Eastern Europe and in the Middle East.

     During the fiscal years ended June 30, 1994, 1995 and 1996, product sales to Murex were $1,023,000, $1,665,000 and $2,508,000, accounting for 21.5%, 30.8%
and 39.4% of product sales, respectively. In fiscal 1994, 1995 and 1996, Murex paid $485,000, $606,000 and $397,000, respectively, to the Company under agreements relating to research and development.

     In May 1992, the Company entered into a five-year agreement with Joseph Migliara, Harris Kaplan, Migliara/Kaplan and Valley Partners (a partnership organized by Messrs. Migliara and Kaplan). Pursuant to the agreement, Mr. Migliara agreed to join the Board and Migliara/Kaplan agreed to serve as a strategic advisor to the Company. The Company agreed to grant to Migliara/Kaplan options to purchase an aggregate of 178,499 shares of Common Stock. The agreement also contains non-compete and confidentiality provisions.

     The Company has entered into a registration rights agreement with Armonk Partners, Murex, Messrs. Jones and Fleischman, Dr. Lorincz and certain other stockholders who hold in the aggregate approximately 11,764,801 shares of Common Stock. Pursuant to the terms of this agreement, except for registration statements relating to employee benefit plans, mergers, acquisitions or similar transactions, or registration statements that do not permit secondary sales, the Company is required to notify each holder of each decision by the Company to file a registration statement with the Securities and Exchange Commission. Upon receipt of such notice, a holder may request to include certain of such holder's shares of Common Stock in the Company's registration statement, subject to the determination of the managing underwriters that such inclusion will not interfere with the offering. The Company has granted similar registration rights, covering a total of 250,087 shares of Common Stock, to a certain institutional investor.

     In addition to the above rights, under certain circumstances and subject to certain limitations, the holders of 51% of the Common Stock benefitting from registration rights can require the Company to use its best efforts to prepare and file a registration statement covering such shares. If the Company is entitled to register shares on Form S-3, under certain circumstances and subject to certain limitations, such holders can require the Company to use its best efforts to cause such holders' shares of Common Stock to be registered on Form S-3 (or any successor form). The right of such holders to request the Company to file a registration statement on Form S-3 is available to such holders no more than twice during any consecutive twelve-month period.

     The Company generally is required to bear the expenses relating to the sale of shares under registration statements contemplated by the registration rights agreements, except for underwriting fees and discounts. The Company also is obligated to indemnify the stockholders whose shares are included in any of the Company's registration statements against certain losses and liabilities, including certain liabilities under the Securities Act and state securities laws.

     For information regarding employment agreements with Named Executive Officers, see "Executive Compensation and Other Information -- Employment Contracts." For information regarding compensation of directors, see "Proposal 1 -- Election of Director -- Director Compensation." For information regarding options granted to certain executive officers, see "Executive Compensation and Other Information -- Stock Option Information" and "Executive Compensation and Other Information -- Stock Option Plans."

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, audited the financial statements of the Company for the fiscal year ended June 30, 1996. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board has selected Ernst & Young LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending June 30, 1997.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1996 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For stockholder proposals to be considered by the Board for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting of stockholders, they must be received by the Company not later than May 27, 1997. Such proposals should be addressed to the Company at 9000 Virginia Manor Road, Beltsville, Maryland 20705, Attention: Executive Vice President.

                                 OTHER MATTERS

     The Board does not intend to present any business at the Annual Meeting other than the election of a director and the approval of the Director Plan. However, if other matters requiring the vote of the stockholders properly come before the Annual Meeting, which under applicable proxy regulations need not be included in this Proxy Statement, or which the Board did not know would be presented at a reasonable time before this solicitation, the persons named in the enclosed proxy will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors

                                            Charles M. Fleischman,
                                            Secretary

September 24, 1996

                                                                       EXHIBIT A

                DIGENE CORPORATION DIRECTORS' STOCK OPTION PLAN

                                   ARTICLE 1
                      PURPOSE; EFFECTIVE DATE; DEFINITIONS

     1.1 PURPOSE. This Digene Corporation Directors' Stock Option Plan (the "Plan") is intended to secure for Digene Corporation (the "Company") and its stockholders the benefits of the incentive inherent in common stock ownership by the directors of the Company and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.

     1.2 EFFECTIVE DATE. This Plan shall be effective on and after September 6, 1996.

     1.3 DEFINITIONS. Throughout this Plan, the following terms shall have the meanings indicated:

          (a) "BOARD" shall mean the Board of Directors of the Company.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

          (c) "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

          (d) "COMPANY" shall mean Digene Corporation, a Delaware corporation.

          (e) "DIRECTOR" shall mean any person who is a member of the Board.

          (f) "FAIR MARKET VALUE" shall mean with respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the NASDAQ National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Board in good faith. The market value of an Option granted under the Plan on any day shall be the market value of the underlying Common Stock, determined as aforesaid, less the exercise price of the Option. A "business day" is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

          (g) "OPTION" shall mean an option to purchase shares of Common Stock granted by the Board pursuant to this Plan.

          (h) "OPTION AGREEMENT" shall mean the certificate evidencing an Option grant.

          (i) "OPTION SHARES" shall mean the shares of Common Stock purchased upon exercise of an Option.

          (j) "PLAN" shall mean this Digene Corporation Directors' Stock Option Plan, as the same may be amended from time to time.

                                   ARTICLE II
                                 ADMINISTRATION

     2.1 ADMINISTRATION. This Plan and the Options granted hereunder shall be interpreted, construed and administered by the Board in its sole discretion. A Director eligible under the Plan may appeal to the Board in writing any decision or action of the Board with respect to the Plan that adversely affects the Director. Upon review of such appeal and in any other case where the Board has acted with respect to the Plan, the interpretation and construction by the Board of any provisions of this Plan or of any Option shall be conclusive and binding on all parties.

     2.2 BOARD ACTION. A majority of the entire Board shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Board. In addition, any decision or determination reduced to writing and signed by all of the members of the Board shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company's bylaws, the Board may make such additional rules and regulations for the conduct of its business as it shall deem advisable.

     2.3 BOARD POWERS. The Board shall have authority to grant Options with such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the Option price, the medium and time of payment, the term of each Option and any vesting requirements and may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Board may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Board shall have complete discretionary authority to prescribe the form of Option Agreement; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. All expenses of administering this Plan shall be borne by the Company.

     2.4 GOOD FAITH DETERMINATIONS. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.

                                  ARTICLE III
             ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO PLAN

     3.1 ELIGIBILITY. The Board shall from time to time determine and designate the Directors to receive Options under this Plan and the number of Options to be awarded to each such Director or the formula or other basis on which such Options shall be awarded to Directors. In making any such award, the Board may take into account such factors as it considers relevant.

     3.2 TYPE OF OPTIONS. All Options granted under the Plan will be non-qualified options and are not intended to be incentive stock options (as defined in Section 422 of the Code).

     3.3 SHARES SUBJECT TO THIS PLAN. Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 500,000 shares of Common Stock. Such shares may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company. If any Options granted under this Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, then the shares not purchased under such Options shall be available again for grant hereunder. Anything in this Plan to the contrary notwithstanding, in no event shall any Director receive in any calendar year Options under this Plan involving more than 50,000 shares of Common Stock (subject to adjustment as provided in Section 4.1(e)).

                                   ARTICLE IV
                                 STOCK OPTIONS

     4.1 GRANT; TERMS AND CONDITIONS. The Board, in its discretion, may from time to time grant Options to any Director eligible to receive Options under this Plan. Each Director who is granted an Option shall receive an Option Agreement from the Company in a form specified by the Board and containing such provisions, consistent with this Plan, as the Board, in its sole discretion, shall determine at the time the Option is granted.

     (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which it pertains.

     (b) OPTION PRICE. Each Option Agreement shall state the Option exercise price, which shall not be less than 85% of the Fair Market Value per share of Common Stock on the date of grant of the Option. The date of the grant of an Option shall be the date specified by the Board in its grant of the Option.

     (c) MEDIUM AND TIME OF PAYMENT. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Board otherwise prescribes) in shares of Common Stock owned by the optionee, in Options granted to the optionee under the Plan which are then exercisable or options granted to the optionee under any of the Company's other stock option plans which are then exercisable, or in a combination of cash, Common Stock and options. If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. If all or any portion of the Option exercise price is paid in Options or in options granted to the optionee under any of the Company's other stock option plans, then such options shall be valued at their Fair Market Value as of the date the Option is exercised. For the purpose of assisting an optionee to exercise an Option, the Company may, in the discretion of the Board, make loans to the optionee or guarantee loans made by third parties to the optionee, in either case on such terms and conditions as the Board may authorize.

     (d) TERM AND EXERCISE OF OPTIONS. The term of each Option shall be determined by the Board at the time the Option is granted; provided that the term of an Option shall in no event be more than ten years from the date of grant. Not less than one hundred shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option.

     (e) RECAPITALIZATION; REORGANIZATION. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock that may be issued under this Plan pursuant to Section 3.3 above, the maximum number of shares of Common Stock with respect to which Options may be granted to any individual in any calendar year pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the kind of shares subject to outstanding Options and the per share exercise price under each outstanding Option shall be adjusted, in each case, to the extent and in the manner the Board deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the corporate structure or state of the Company.

     Subject to any action that may be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, then each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the merger. A dissolution, liquidation or consolidation of the Company or a merger in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the Company's domicile, shall cause each outstanding Option to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Option Agreement. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied immediately prior to such merger, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

     In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

     The foregoing adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

     Except as expressly provided in this subsection, the holder of an Option shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

     The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

     (f) RIGHTS AS A STOCKHOLDER. Subject to Section 5.9 of this Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

     (g) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Board may modify, extend or renew outstanding Options granted under this Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

     (h) EXERCISABILITY AND TERM OF OPTIONS. Unless earlier terminated, Options granted pursuant to this Plan shall be exercisable at any time on or after the dates of exercisability and before the expiration date set forth in the Option Agreement. Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Director to whom it is granted ceases to be a member of the Board, except that: (1) unless the Board shall determine that the Director was removed from the Board for conduct that in the judgment of the Board involves dishonesty or action by the Director that is detrimental to the best interest of the Company, the Director may at any time within three months after ceasing to be a member of the Board exercise his or her Option but only to the extent the Option was exercisable by him or her on the date he or she ceased to be a member of the Board; (2) if such Director ceases to be a member of the Board on account of total and permanent disability, then the Director may at any time within one year after ceasing to be a member of the Board exercise his or her Option but only to the extent that the Option was exercisable on the date he or she ceased to be a member of the Board; and (3) if such Director dies while a member of the Board, or within the three or twelve month period after ceasing to be a member of the Board as described in clause (1) or (2) above, then his or her Option may be exercised at any time within twelve months following his or her death by the person or persons to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that such Option was exercisable by him or her on the date he or she ceased to be a member of the Board. The Board may, in its discretion, provide in any Option Agreement or determine at any time after the date of grant that the exercisability of an Option will be accelerated, in whole or in part, in the event of a Director's retirement, death or disability. The Board may, in its discretion, extend the post-termination exercise periods set forth in this subsection, but not beyond the expiration date of the Option. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

     4.2 OTHER TERMS AND CONDITIONS. Through the Option Agreements authorized under this Plan, the Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1 WITHHOLDING TAXES. A Director granted Options under this Plan shall be conclusively deemed to have authorized the Company to withhold from the compensation of such Director funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Director and attributable to the Options as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Director (or other person exercising such Option) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

     5.2 AMENDMENT, SUSPENSION, DISCONTINUANCE OR TERMINATION OF PLAN. The Board may from time to time amend, suspend or discontinue this Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Plan as an incentive device, for the purpose of conforming this Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Option theretofore granted under this Plan without the consent of the holder so affected. Unless sooner terminated by the Committee, this Plan will terminate on September 6, 2006.

     5.3 GOVERNING LAW. This Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to principles of conflict of laws).

     5.4 DESIGNATION. This Plan may be referred to in other documents and instruments as the "Digene Corporation Directors' Stock Option Plan."

     5.5 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, Directors shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Director is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     5.6 RESERVATION OF SHARES. The Company shall at all times during the term of this Plan, and so long as any Option shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

     5.7 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

     5.8 NO OBLIGATION TO EXERCISE. The granting of an Option shall impose no obligation upon the holder to exercise or otherwise realize the value of that Option.

     5.9 UNCERTIFICATED SHARES. Each Director who exercises an Option to acquire Common Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to a Director where no certificate is issued in the name of the Director. Such Company records, absent manifest error, shall be binding on Directors. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 5.10, the date of the book entry shall be the relevant date for such purposes.

     5.10 FORFEITURE FOR COMPETITION. If a participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the participant while a Director, then that participant's rights to any Options hereunder shall automatically be forfeited, subject to a determination to the contrary by the Board.

     5.11 SUCCESSORS. This Plan shall be binding upon any and all successors of the Company.

     5.12 BOARD SERVICE. Nothing in this Plan or in any Option Agreement shall confer on any Director any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that such Director will be nominated for reelection to the Board.

     5.13 OTHER ACTIONS. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

     5.14 TAX TREATMENT AND CHARACTERIZATION. Neither the Company nor any other person represents or warrants to any Plan participant that favorable or desirable tax treatment or characterization will be applicable in respect of any Option.

     5.15 LEGEND. The Board may require each person exercising an Option to represent to and agree with the Company in writing that he or she is acquiring the Option Shares without a view to distribution thereof. In addition to any legend required by this Plan, the stock certificates representing such Option Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     All certificates for Option Shares shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                               DIGENE CORPORATION

                                     PROXY

    The undersigned stockholder of Digene Corporation (the "Company") hereby appoints Evan Jones and Charles M. Fleischman, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the Annual Meeting of Stockholders to be held on October 29, 1996 and at all postponements and adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present upon the matters described below, hereby revoking any proxy heretofore executed by the undersigned (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

    The proxies are directed to vote as follows:

1.  Election of Wayne T. Hockmeyer, Ph.D. as a director of the Company.

- ----  FOR            ------  VOTE WITHHELD


2.  Approval of the Digene Corporation Directors' Stock Option Plan.

- ----  FOR ------  AGAINST ------  ABSTAIN


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
            WHICH RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE MATTERS.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN.
  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ABOVE MATTERS.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear on the certificate(s) representing your shares of Common Stock of the Company. If shares are registered in more than one name, all owners should sign. When signing as an executor, administrator, trustee, guardian or in another representative capacity, please give your full title(s). If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                           (Signature)

                                                 Dated____________________, 1996

             PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                IN THE ENCLOSED PRE-ADDRESSED, STAMPED ENVELOPE.